Exhibit 99.1

DarioHealth Announces $14.3 Million Private Placement

Newly designated convertible preferred stock priced at the market under Nasdaq rules with significant participation by select members of leadership, the Board and existing investors

Company also announces refinancing of $25 million borrowed funds, saving approximately $6 million in annual amortization payments

Proforma cash balance as of the end of Q1 inclusive of the private placement funds and the refinanced loan is $60M

NEW YORK, May 2, 2023-- DarioHealth Corp. (Nasdaq: DRIO) (“Dario” or the “Company”), a leader in the global digital health market, today announced the pricing of a $14.3 million private placement of convertible preferred stock, priced at the market under Nasdaq rules, with significant participation by select members of leadership, the Board and existing investors. The Company also announced the re-financing of its existing credit facility. As a result, Proforma cash balance as of the end of first quarter of 2023 inclusive of the private placement funds and refinanced loan is $60 million. Together, these actions are expected to extend the Company’s cash runway through late 2025, based on its current operating plan. The private placement is expected to close on or before May 3, 2023.

“These actions are very positive for Dario as they provide an additional year and a half of cash runway, based on our current operating plan, at terms that I believe are very favorable to our company,” stated Erez Raphael, Chief Executive Officer of Dario. “We are delighted that approximately half of the newly designated convertible preferred shares, which were priced at the market under Nasdaq rules, were purchased by select members of the Company’s leadership, the company’s board of directors, and existing shareholders, which we view as an additional vote of confidence. Additionally, the refinancing of our existing credit facility will save approximately six million dollars annually in amortization expenses.

“This financing will help us to continue to execute on our long-term growth strategy, which is focused exclusively on high margin, highly scalable Business-to-Business (B2B) customer channels and allow us to maintain these positive trends in the future.”

Pursuant to the equity offering, the Company agreed to issue shares of newly designated convertible preferred stock (the "Preferred Stock"). Each share of Preferred Stock will be sold at $1,000 per share, with conversion prices of $3.334 and $3.37 (with respect to affiliates of the Company), raising gross proceeds of $14.3 million.

The Preferred Stock provides for holders of Preferred Stock, upon conversion, to receive a 5% dividend payable in common stock each quarter for the first four quarters, followed by a 10% stock dividend in the fifth quarter, for an aggregate stock dividend of up to 30%. Each share of Preferred Stock shall automatically convert into shares of the Company’s common stock at the applicable Conversion Price upon the 15-month anniversary of the final closing of the offering.

The Company also announced today that it has successfully refinanced its existing $25 million credit facility with a new $30 million credit facility provided by funds affiliated with Avenue Capital Group. The refinancing is expected to save the company approximately $500,000 in monthly amortization payments. After July 1, 2023, the Company may be entitled to borrow up to an additional $10,000,000 under the new facility, subject to approval by the lenders. In addition, the Company agreed to issue Avenue Capital Group a warrant to purchase up to 584,882 shares of common stock, at an exercise price of $3.334 per share, the share amount and exercise price each subject to adjustment in the event of a bona fide equity raise that occurs prior to September 30, 2023 at a price less than the exercise price (the “Exercise Price”). In addition, Avenue Capital Group has the right to purchase up to $2 million of common stock at a future date, at their discretion, at the Exercise Price.

The securities described herein have not been registered under the Securities Act of 1933, as amended, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About DarioHealth Corp.

DarioHealth Corp. (Nasdaq: DRIO) is a leading digital health company, revolutionizing how people with chronic conditions manage their health through a user-centric, multi-chronic condition digital therapeutics platform. Our platform and suite of solutions deliver personalized and dynamic interventions driven by data analytics and one-on-one coaching for diabetes, hypertension, weight management, musculoskeletal pain and behavioral health.

Our user-centric platform offers people continuous and customized care for their health, disrupting the traditional episodic approach to healthcare. This approach empowers people to holistically adapt their lifestyles for sustainable behavior change, driving exceptional user satisfaction, retention and results and making the right thing to do the easy thing to do.

Dario provides its highly user-rated solutions globally to health plans and other payers, self-insured employers, providers of care and consumers. To learn more about DarioHealth and its digital health solutions, or for more information, visit http://dariohealth.com.

The company's cross-functional team operates at the intersection of life sciences, behavioral science, and software technology and utilizes a performance-based approach to improve its users' health.

On the path to better health, Dario makes the right thing to do the easy thing to do. To learn more about DarioHealth and its digital health solutions, or for more information, visit http://dariohealth.com.

Cautionary Note Regarding Forward-Looking Statements

This news release and the statements of representatives and partners of DarioHealth Corp. related thereto contain or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, the Company is using forward-looking statements in this press release when it discusses its expected cash runway and the expected cash savings as a result of the refinancing of its existing credit facility, as well as the expected closing of the private placement. Without limiting the generality of the foregoing, words such as "plan," "project," "potential," "seek," "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect the Company's results include, but are not limited to, regulatory approvals, product demand, market acceptance, impact of competitive products and prices, product development, commercialization or technological difficulties, the success or failure of negotiations and trade, legal, social and economic risks, and the risks associated with the adequacy of existing cash resources. Additional factors that could cause or contribute to differences between the Company's actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company's filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results (including, without limitation, the timing for and results of the Company's commercial and regulatory plans for Dario™ as described herein) may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

DarioHealth Corporate Contact

Mary Mooney

VP Marketing

mary@dariohealth.com

+1-312-593-4280

Media Contact:

Scott Stachowiak

scott.stachowiak@russopartnersllc.com

+1-646-942-5630

Investor Relations Contact:

Chuck Padala

chuck@lifesciadvisors.com

+1-646-627-8390